Exhibit 99.4

SCBT FINANCIAL CORPORATION®

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IMPORTANT SPECIAL MEETING INFORMATION 000004

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on November 30, 2012.

Vote by Internet

- Go to **www.investorvote.com/SCBT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. Proposal to approve issuance of SCBT Common Stock to The Savannah Bancorp, Inc. shareholders in connection with the merger between SCBT Financial Corporation and The Savannah Bancorp, Inc.	☐	☐	☐
2. Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the stock issuance.	☐	☐	☐

3. And, in the discretion of said agents, upon such other business as may properly come before the special meeting, and matters incidental to the conduct of the meeting.

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B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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This Proxy is Solicited on Behalf of the Board of Directors for the Special Meeting of Shareholders Robert R. Hill, Jr. and John C. Pollok, and each of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of SCBT Financial Corporation held of record by the undersigned on the record date upon all matters that may properly come before the special meeting of shareholders to be held on November 30, 2012, and at any adjournment thereof. YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Special Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. THIS PROXY WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED “FOR” SUCH MATTER. (Items to be voted appear on the reverse.) . Proxy — SCBT Financial Corporation Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting The proxy statement is available at http://www.scbtonline.com on our Investor Relations page in the SEC Filings section under Documents. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.